SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 12, 2006

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SLS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

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Delaware	001-31323	52-2258371
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1650 W. Jackson, Ozark, Missouri 65721

(Address of principal executive offices) (Zip Code)

417/883-4549

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01.

Entry into a Material Definitive Agreement.

On May 12, 2006, we entered into a Purchase and Sale Agreement with Prestige Capital Corporation. Under the agreement, we can assign domestic accounts receivable from time to time to Prestige, a finance company based in New Jersey.

Prestige may pay us a down payment of up to 75% of the face value of each account assigned under the agreement, subject to a maximum outstanding balance of $5 million. Upon payment of the account, Prestige is required to pay the remaining balance, less a discount fee from 3% - 6%, depending on the number of days that the account is outstanding. If the account remains outstanding beyond 75 days, then the discount fee increases over 6%, by 1% for each additional 15-day period prior to payment. To secure the amounts due under the agreement, we granted Prestige a security interest in all of our accounts and inventory.

This description of the Purchase and Sale Agreement is qualified in its entirety by reference to the full agreement, which is filed as exhibit to this report.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.

Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Purchase and Sale Agreement, dated May 12, 2006, between Prestige Capital Corporation and SLS International, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed by the undersigned, thereunto duly authorized.

SLS INTERNATIONAL, INC.
(Registrant)
By	/s/ MICHAEL L. MAPLES
Michael L. Maples Chief Financial Officer (Principal Financial Officer)

Dated: May 16, 2006

SLS INTERNATIONAL, INC.

CURRENT REPORT ON FORM 8-K

EXHIBIT INDEX

Exhibit No.	Description
10.1	Purchase and Sale Agreement, dated May 12, 2006, between Prestige Capital Corporation and SLS International, Inc.